UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPARK NETWORKS SE

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPARK NETWORKS SE

2021 ANNUAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on August 11, 2021

Meeting Information:

Company Name: Spark Networks SE

Meeting Type: Annual Meeting

For ADS holdings as of: June 21, 2021

Meeting Date: August 11, 2021

Time: 4:00 p.m. Central European Summer Time

Location: Virtually via the Internet at

https://www.spark.net/investor-relations/annual-meeting

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at https://www.spark.net/investor-relations/annual-meeting or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

[REVERSE SIDE]

How to Access the Proxy Materials

Proxy Materials Available to View or Receive:

Notice and Proxy Statement

Form 10-K

How to View Online:

Visit https://www.spark.net/investor-relations/annual-meeting

How to Request and Receive a Paper or E-Mail Copy:

(1) By telephone: +1 (877) 750-0831

(2) By email: namensaktien@linkmarketservices.de

How to Vote

Record holders of ADSs: If you are a record holder of ADSs, you will receive instructions from the Depositary as to how to instruct the Depositary to vote the ordinary shares underlying your ADSs.

Beneficial owners of ADSs that are registered in the name of a broker, bank or other agent: If you beneficially own ADSs as of the ADS Record Date through a broker, bank or other nominee, such intermediary will provide you instructions on how you may instruct the Depositary to vote the ordinary shares underlying your ADSs.

How to Attend Annual Meeting

The virtual Annual Meeting can be accessed via the Company’s website at: https://www.spark.net/investor-relations/annual-meeting. A login into the Annual Meeting portal is only possible with access credentials. In order to access the Company’s Annual Meeting portal, ADS holders need to request personal access credentials no later August 4, 2021. ADS holders may request such personal access credentials via the Company’s website at:

https://hv-spark.link-apps.de/imeet/

and will receive personal login details after verification of their ADS ownership.

Voting Items

Proposal 1: Presentation of the adopted Annual Financial Statements, the approved Consolidated Financial Statements and the combined management report of Spark Networks SE and the Group for the year ended 31 December 2020 as well as the report of the Administrative Board for the financial year 2020.

Proposal 2: Resolution on the discharge of the Managing Directors for the financial year 2020.

Proposal 3: Resolution on the discharge of the members of the Administrative Board for the financial year 2020.

Proposal 4: Appointment of the Auditor for the Financial Statements and for the Consolidated Financial Statements as well as for review of interim financial reports and ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and BDO AG Wirtschaftsprüfungsgesellschaft (collectively, “BDO”) as our local statutory auditor for the fiscal year ending December 31, 2021.

Proposal 5: Election of the members of the Administrative Board.

Proposal 6: Resolution on the increase of the size of the Administrative Board to eight members and election of one additional member of the Administrative Board.

Proposal 7: Resolution on the amendment of Section 20 para. (3) of the Company’s Articles of Association.

Proposal 8: Advisory Vote on Executive Compensation.

Proposal 9: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Proposal 10: Resolution on the Compensation System for the Managing Directors.

Proposal 11: Resolution on the Compensation System for the Administrative Board.

Proposal 12: Resolution on the creation of a new Authorized Capital 2021 with the possibility of excluding shareholders’ subscription rights and the corresponding amendment of Section 4 of the Articles of Association.

Proposal 13: Resolution to approve of an increase in the number of shares issuable pursuant to the Spark Networks SE Long Term Incentive Plan.

The Spark Networks SE Board recommends you vote FOR all proposals.